                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           Haskel International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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
                                     [LOGO]

                                                              September 12, 1997


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Haskel International, Inc. which will be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202, on Friday, October 17, 1997 at 10:30 a.m. local time.

         The Notice of Annual Meeting and Proxy Statement are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement.

         It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, OF COURSE, WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

         Thank you for your cooperation.

                                                Sincerely,



                                                Edward Malkowicz
                                                Chairman of the Board

                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                            BURBANK, CALIFORNIA 91502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                              September 12, 1997


         The Annual Meeting of Shareholders of Haskel International, Inc. will be held on October 17, 1997 at 10:30 A.M. at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202, for the following purposes:


                  1. Election of seven directors, consisting of three Class A directors and four Class B directors, to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

                  2. Approval of merger of the Company's 1995 Incentive Stock Option Plan and 1989 Incentive Stock Option Plan;

                  3. Ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors; and

                  4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.


         The Board of Directors has fixed September 12, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please mark, sign, date and return promptly the enclosed proxy card in the stamped return envelope provided.



                                            By Order of the Board of Directors,



                                            Lonnie D. Schnell
                                            Secretary

                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                            BURBANK, CALIFORNIA 91502

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 17, 1997


GENERAL INFORMATION

         This proxy statement (the "Proxy Statement") and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Haskel International, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, 91202 on October 17, 1997 at 10:30 a.m. local time and any adjournments or postponements thereof. The Company's Annual Report to Shareholders for the fiscal year ended May 31, 1997, including the Company's Form 10-K and other information concerning the Company, is also enclosed for your information. The Company anticipates that the Proxy Statement and the enclosed proxy will first be mailed or given to its shareholders on or about September 12, 1997.

         A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends the Annual Meeting may orally revoke his or her proxy at the Annual Meeting and vote in person. All properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for the election of the three Class A and four Class B nominees, as the case may be, as directors, and for Proposals 2 and
3. Management is not aware at the date hereof of any other matters to be presented at the Annual Meeting; however, if any other matter is properly presented, the proxyholders will vote in their sole discretion upon such other matter.

         The cost of this solicitation of proxies will be borne by the Company. Proxies will be solicited by the Company principally through use of the mail, but directors, officers and regular employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their customary and reasonable charges and expenses in forwarding proxy materials to beneficial owners.


VOTING SECURITIES

         Only shareholders of record at the close of business on September 12, 1997 will be entitled to vote at the Annual Meeting. On that date, there were 4,753,630 shares of the Company's Class A Common Stock and 40,000 shares of Class B Common Stock outstanding. Each share of Common Stock is entitled to one vote. The holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and shares held by brokers that are present but not voted because the brokers had no discretionary authority with respect to such shares (broker non-votes) will be counted as being present for purposes of determining a quorum.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information with respect to each person who, as of August 18, 1997, is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock:

                                                Class A Common Stock         Class B Common Stock
                                            -----------------------------   ---------------------------
                                            Amount and                       Amount and                       Percent of
                                             Nature of          Percent       Nature of         Percent        Combined
Name and Address of                          Beneficial           of         Beneficial            of           Voting
Beneficial Owner                              Ownership         Class1        Ownership          Class1         Power2
-------------------                         ------------       -----------   -----------        -------       ----------

Hayman Family Trusts                         1,584,4773          33.3%          40,0003         100.0%            33.9%
c/o Mellon Trust of California
400 S. Hope Street
Suite 400
Los Angeles, CA 90071

Maury S. Friedman                             442,0004            9.3%               --             --             9.2%
29480 Bertrand Street
Agoura Hills, CA 91301

Haskel International, Inc.                     259,607            5.5%               --             --             5.4%
Retirement Savings Plan
First Trust Corporation, Trustee
717 17th Street
Suite 2600
Denver, CO 80202-3323


-------------------------

         1 Included as outstanding for purposes of these calculations with respect to (i) the Class A Common Stock were 4,751,230 shares of Class A Common Stock outstanding as of August 18, 1997 and (ii) the Class B Common Stock were 40,000 shares of Class B Common Stock outstanding as of August 18, 1997.

         2 Represents the combined voting power of the shares of Class A Common Stock and Class B Common Stock beneficially owned by the persons named as a percent of the aggregate combined voting power of all outstanding shares of Common Stock.

         3 All of the shares shown are owned beneficially and of record by eight irrevocable trusts. Sandra Nelson is the beneficiary of three of the trusts, Sheryl L. Everett the beneficiary of three of the trusts, and Rick Meeker Hayman the beneficiary of two of the trusts. The trustees of two of the trusts of which Sandra Nelson is the beneficiary, two of the trusts of which Sheryl L. Everett is the beneficiary and the two of the trusts of which Rick Meeker Hayman is the beneficiary, are Mellon Trust of California ("Mellon Trust"), Sandra Nelson and Sheryl L. Everett. Mellon Trust has one vote and the other trustees have one vote in determining action to be taken by each of these six trusts with respect to the shares held by each such trust. Mellon Trust is sole trustee for each of the other two trusts, one of which Sandra Nelson is the beneficiary and one of which Sheryl L. Everett is the beneficiary. Excludes 9,950 and 41,145 shares as to which Sandra Nelson and Sheryl L. Everett, respectively, have sole voting and dispositive power; and 41,145 shares which are held in trust by another trustee, and with respect to which Rick Meeker Hayman is the beneficiary, and has sole voting and dispositive power.

         4 Includes 435,000 shares owned beneficially and of record by the Friedman Family Trust, of which Maury S. Friedman and Lisa E. Friedman are co-trustees, and 7,000 shares owned by Mr. Friedman as custodian for his minor children.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 18, 1997, by (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Except as otherwise noted, and subject to applicable community property and similar laws, each person named has sole voting and investment power with respect to the Common Stock shown as beneficially owned.

                                                                           Class A Shares     Percent
                                                                            Beneficially         of
Name and Address               Title                                           Owned           Class
----------------               -----                                       --------------     -------
R. Malcolm Greaves             President, Chief Executive                     127,200(1)       2.7%
100 East Graham Place          Officer and Director
Burbank, CA 91502

Lonnie D. Schnell              Chief Financial Officer and                     13,500(2)         *
100 East Graham Place          Secretary
Burbank, CA 91502

Robert A. Smith                Executive Vice President and                    22,000(3)         *
100 East Graham Place          President - Industrial Products
Burbank, CA 91502

Henry Mason                    Managing Director of HESL                       13,270(4)         *
100 East Graham Place
Burbank, CA 91502

Edward Malkowicz               Chairman of the Board and                       27,800(5)         *
100 East Graham Place          Director
Burbank, CA 91502

Marvin L. Goldberger           Director(6)                                     50,155(7)       1.1%
100 East Graham Place
Burbank, CA 91502

Stanley T. Myers               Director                                         5,800(8)         *
100 East Graham Place
Burbank, CA 91502

Terrence A. Noonan             Director                                         3,000(9)         *
100 East Graham Place
Burbank, CA 91502

John Vinke                     Director                                         3,100(9)         *
100 East Graham Place
Burbank, CA 91502

W. Bradley Zehner II, Ph.D.    Director(10)                                       100            *
100 East Graham Place
Burbank, CA 91502

Richard W. Detweiler           Director(11)                                                      *
100 East Graham Place
Burbank, CA 91502

Marvin Goodson                 Director(12)                                  119,910(13)       2.5%
100 East Graham Place
Burbank, CA 91502

All directors and executive                                                  385,835(14)       7.9%
officers as a group (12 persons)


         *Denotes beneficial ownership of less than 1%.

                            [Footnotes on next page]

--------------------------

      1 Includes 123,200 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      2 Includes 12,000 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      3 Includes 22,000 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      4 Includes 13,270 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      5 Includes 12,800 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      6 Dr. Goldberger is not standing for re-election as a director at the 1997 Annual Meeting of Shareholders.

      7 Includes 11,155 shares owned beneficially and of record by the Marvin and Mildred Goldberger Family Trust, of which Dr. Goldberger is a co-trustee; and 39,000 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      8 Includes 4,800 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      9 Includes 2,000 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      10 Dr. Zehner was appointed a director of the Company on August 25, 1997.

      11 Mr. Detweiler resigned as a director of the Company on August 14, 1997.

      12 Mr. Goodson resigned as a director of the Company on November 12, 1996.

      13 Includes 23,800 shares owned beneficially and of record by the Goodson and Wachtel Professional Corporation Profit Sharing Plan, of which Mr. Goodson is a co-trustee; 81,110 shares owned beneficially and of record by the Marvin and Mae Goodson Family Trust, of which Mr. Goodson is a co-trustee; and 15,000 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

      14 Includes 246,070 shares issuable upon exercise of options exercisable within 60 days of August 18, 1997.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         In accordance with the Company's Bylaws, at the Annual Meeting seven directors are to be elected to serve until the next Annual Meeting of Shareholders and until the election and qualification of their successors. Three directors are elected by the holders of Class A Common Stock voting as a class and four directors are elected by the holders of Class B Common Stock voting as a class. Holders of Class A Common Stock may vote only for Class A nominees and holders of Class B Common Stock may vote only for Class B nominees. The three Class A nominees and the four Class B nominees receiving the highest number of affirmative votes of the shares entitled to vote, for the respective class of nominees, shall be elected directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees of the respective class named below, all of whom are currently directors of the Company. If any of the listed nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such person or persons as the proxyholders may designate. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.


NOMINEES FOR ELECTION AS DIRECTOR

         Set forth below is certain information as of August 18, 1997 with respect to each director and each person nominated for election as a director.


Name                                 Age              Position with Company
----                                 ---              ---------------------
R. Malcolm Greaves *                  58              President, Chief Executive Officer and Director

Edward Malkowicz *                    57              Chairman of the Board and Director

Stanley T. Myers *                    60              Director

Terrence A. Noonan **                 59              Director

John Vinke**                          53              Director

W. Bradley Zehner II, Ph.D.**         53              Director


         *  Nominee as Class A director
         ** Nominee as Class B director


         R. Malcolm Greaves was appointed President and Chief Executive Officer of the Company in February 1996. He joined Haskel Energy Systems, Ltd. ("HESL"), a wholly owned subsidiary of the Company, as General Manager in January 1989 and was appointed Managing Director of HESL in June 1990. Mr. Greaves has served as a director of the Company since September 1990. Between January 1994 and February 1995, he served as Executive Vice President in charge of worldwide pump operations, after serving as Vice President, Chief Operating Officer for Europe, the Middle East, India and Africa from April 1993.

         Edward Malkowicz has been a director of the Company since November 1994. He was elected Chairman of the Board in April 1995. Mr. Malkowicz served as the acting Chief Executive Officer of the Company from April 1995 to February 1996. Between 1992 and May 1995, Mr. Malkowicz taught business courses at Riverside College in Riverside, California. In September 1987, Mr. Malkowicz was employed as Senior Vice President of Finance and Administration for Turbo-tek International, a manufacturer and distributor of packaged consumer goods, and served as its President and Chief Operating Officer from June 1989 through November 1990.

         Stanley T. Myers has been a director of the Company since November 1994. Mr. Myers is currently President of Semiconductor Equipment and Materials International (SEMI). SEMI is an international trade association that serves more than 2,000 corporate members involved in the semiconductor and flat panel display equipment and materials industries. Prior to his appointment at SEMI, Mr. Myers served in various capacities at Mitsubishi Silicon America Corporation (formerly Siltec Corporation), a manufacturer of silicon wafers, including President and Chief Executive Officer since November 1985. Mr. Meyers also serves on the SEMI Board of Directors, a post to which he was elected in 1989 and he is chairman of Mitsubishi Silicon America Board of Directors.

         Terrence A. Noonan has been a director of the Company since May 1996. Since June 1991, Mr. Noonan has also served as President and Chief Operating Officer of Furon Company, a manufacturing company specializing in polymer components. He is also a member of the Board of Directors of Furon Company.

         John Vinke was elected a director of the Company in October 1996. Mr. Vinke has served as Vice President of Finance and Chief Financial Officer of Special Devices, Inc. since April 1994. From January 1990 through March 1994, Mr. Vinke served as Vice President of Finance and Chief Financial Officer of Chalco Industries, Inc.

         W. Bradley Zehner II, Ph.D. was appointed a director of the Company in August 1997. Since 1989, Dr. Zehner has been an associate professor of business strategy at Pepperdine University's MBA and executive MS in Technology Management programs. Dr. Zehner also consults with a number of international technology-based organizations. Dr. Zehner was formerly President - Worldwide Sales and Marketing for John Brown Machinery Group; Managing Chairman of four separate engineering/sales companies in the United States, England, France and Hong Kong; and served as Vice President of Strategic Planning and Business Development for John Brown PLC's Industrial Products Sector.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS A NOMINEES BY THE HOLDERS OF CLASS A COMMON STOCK AND EACH OF THE CLASS B NOMINEES BY THE HOLDERS OF CLASS B COMMON STOCK.


COMPENSATION OF DIRECTORS

         Each of the Company's directors who is not an employee of the Company receives an annual fee of $24,000, payable in monthly installments, except for the Chairman, who receives annual compensation of $55,000. Non-employee directors receive $500 for each committee meeting in which they participate, except directors who chair a Board committee, who receive $750 per meeting. Each director receives reimbursement for out-of-pocket expenses.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held eight meetings during fiscal 1997. All of the current directors attended at least 75% of the meetings of the Board of Directors and each committee of the Board on which they served during fiscal 1997.

         During fiscal 1997, the Board of Directors of the Company had three standing committees: the Audit Committee (comprised of Messrs. Greaves, Malkowicz and Vinke), the Compensation Committee (comprised of Messrs. Goldberger, Greaves, Myers and Noonan), and the Executive Committee (comprised of Messrs. Greaves, Malkowicz, Noonan and Vinke). The Audit Committee held two meetings, the Compensation Committee held two meetings, and the Executive Committee held three meetings during fiscal 1997.

         The Audit Committee reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors.

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, bonuses, benefits and option grants for executive officers and key employees. The Executive Committee was formed to expedite certain matters relative to the management of the Company in lieu of a formal board meeting and has all of the authority of the Board of Directors except with respect to (i) the approval of any action for which the General Corporation Law or the Articles of Incorporation also require shareholder approval; (ii) the filling of vacancies on the Board or in any committee; (iii) the fixing of compensation of the directors for serving on the Board or on any committee; (iv) the adoption, amendment or repeal of By-Laws; (v) the amendment or repeal of any resolution of the Board; (vi) any distribution to the shareholders; and (vii) the appointment of other committees of the Board or the members thereof. The Executive Committee preliminarily reviews and has the authority to approve acquisition proposals up to a maximum of $1,000,000 and also performs searches and makes recommendations for nominations of new Board members. Each committee makes recommendations to the Board of Directors for further action by it.

EXECUTIVE OFFICERS

         As of August 18, 1997, the executive officers of the Company were as follows:

         R. Malcolm Greaves, President, Chief Executive Officer and Director. Biographical information regarding Mr. Greaves is set forth above under "Nominees for Election as Director."

         Lonnie D. Schnell, 48, joined the Company as Chief Financial Officer and Secretary in November 1994. From August 1990 through October 1994, Mr. Schnell was Vice President and Controller of Teleflex Control Systems, Inc., an electromechanical actuator and cargo handling business.

         Robert A. Smith, 56, joined the Company as President - Industrial Products in February 1995 and has also served as Executive Vice President of the Company since November 1995. Mr. Smith was employed by Puroflow, Inc. and its affiliates, where he served as a Director, and as President of Puroflow Corporation and Engineered Filtration Company (both affiliates of Puroflow, Inc.) from February 1991 through January 1994. Mr. Smith also served as a Director of Industrial Tools, Inc. from 1978 until February 1995 and served as its President and CEO from January 1994 until February 1995. Mr. Smith is currently Vice Chairman of the Board of Puroflow, Inc.

         Henry Mason, 47, was appointed Managing Director of HESL in January 1997. He has been employed by HESL since its formation in the United Kingdom in 1978 where he held the position of Business Manager for its Mining Products Division. In 1987, he was appointed Sales Manager for HESL and was appointed Sales and Marketing Director in April 1993.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company incurred attorneys' fees in the amounts of approximately $292,000 in fiscal 1997 in connection with services provided by the firm of Goodson and Wachtel A Professional Corporation. That firm ceased to provide legal services to the Company in November 1996. Marvin Goodson, a director (until November 1996) and shareholder of the Company, is a principal with that law firm. In addition, that firm represents the Hayman Family Trusts and served as attorney for the Haskel International, Inc. Profit Sharing Plan up until November 1996. (See "Principal Shareholders".)

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended May 31, 1997. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended May 31, 1997 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended May 31, 1997, and written representations, all of these filing requirements have been satisfied.


EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid by the Company, together with long term and other compensation, for each of the last three fiscal years to its Chief Executive Officer and to each of its executive officers whose total salary and bonus from the Company exceeded or equaled $100,000 in fiscal 1997 (the "Named Executive Officers"):

                                     Summary Compensation Table
                                     --------------------------
                                         Annual Compensation
                                         -------------------
                                                                                          Long-term
                                                                                         Compensation
                                                                  Other Annual           Awards - Stock           All Other
Name and Principal Position      Year   Salary ($)   Bonus ($)   Compensation ($)(3)      Options (#)(4)     Compensation ($)(5)
--------------------------------------------------------------------------------------------------------------------------------

R. Malcolm Greaves(1)            1997   $205,5002    $124,500               $1,960                  --               $  30,000
President and Chief Executive    1996    165,2002     110,000                   --              43,000                  29,500
Officer                          1995    151,6802      20,000                   --                  --                  34,900

Lonnie D. Schnell                1997     105,700      42,800                2,364              15,000                      --
Chief Financial Officer and      1996     100,900      40,000                1,537              30,000                      --
Secretary                        1995      49,900       6,000                   --                  --                      --

Robert A. Smith                  1997     153,500      77,250                2,775              10,000                      --
Executive Vice President and     1996     150,000      75,000                  731              50,000                      --
President - Industrial Products  1995      34,000          --                   --                  --                      --

Henry Mason                      1997      88,000      39,600                   --              10,000                  17,000
Managing Director of HESL        1996      66,800      24,800                   --                  --                  15,500
                                 1995      59,600      22,500                   --              10,000                  14,800



--------------------------

      1 Mr. Greaves was appointed President and Chief Executive Officer in February 1996.

      2 A portion of Mr. Greaves' salary in the amount of $114,480 in fiscal 1995, $111,600 in fiscal 1996, and $115,500 in fiscal 1997 was paid in
         Pounds Sterling, and has been converted at the estimated average exchange rate of pound sterling1 to $1.59 in effect during fiscal 1995, $1.55 in effect during fiscal 1996, and $1.6036 in effect during 1997.

      3  Automobile allowance.

      4 Options granted under the Company's 1989 or 1995 Incentive Stock Option Plan.

      5  Company's contribution to HESL Pension Plan.

EMPLOYMENT AGREEMENTS

         The Company established, effective March 1, 1996, an Executive Separation Pay Plan (the "Separation Pay Plan"), to establish a uniform basis for providing separation allowances to certain executives when their positions are eliminated or when they are terminated for reasons other than for cause. The Separation Pay Plan is administered by the Compensation Committee. The Board of Directors or the Compensation Committee has absolute discretion to designate those executives who are covered by the Separation Pay Plan (a "Covered Employee"). The amount of separation allowance which a Covered Employee is entitled to receive is determined by the Board of Directors and specified as a number of months of the Covered Employee's base salary as of the date of termination of employment. Presently, the following Named Executive Officers are the only executives designated as Covered Employees under the Separation Pay Plan (specified period for separation allowance indicated in parentheses): R. Malcolm Greaves, President and Chief Executive Officer (12 months); Robert A. Smith, Executive Vice President and President-Industrial Products (10 months); and Lonnie D. Schnell, Chief Financial Officer and Secretary (8 months).

         With the exception of the employment agreements described above, the Company has no employment agreements with any of the Named Executive Officers.



STOCK OPTION PLANS

         1989 Incentive Stock Option Plan

         The Haskel International, Inc. 1989 Incentive Stock Option Plan, as amended (the "1989 ISO Plan") is administered by the Compensation Committee. Subject to the terms of the 1989 ISO Plan, the Compensation Committee establishes the terms and conditions applicable to option grants under said Plan. The 1989 ISO Plan has a term of ten years and provides for the sale by the Company of a maximum of 450,000 shares of Class A Common Stock, subject to adjustments to reflect any future change in capitalization of the Company. As of May 31, 1997, there were options granted and outstanding for 70,065 shares at an exercise price of $9.46 per share, 38,086 shares at an exercise price of $7.18 per share, and 60,000 shares at an exercise price of $8.03 per share.

         Nonqualified Stock Option Plan

         The Haskel International, Inc. Stock Option Plan, as amended (the "Nonqualified Plan"), is also administered by the Compensation Committee. The Nonqualified Plan differs from the 1989 ISO Plan in that the 1989 ISO Plan is qualified under the Internal Revenue Code as an Incentive Stock Option plan entitling the optionee to certain income tax benefits, to which the optionee under the Nonqualified Plan is not entitled. Subject to the terms of the Nonqualified Plan, the Compensation Committee establishes the terms and conditions applicable to option grants under said Plan. The Nonqualified Plan has a term of ten years and provides for the sale by the Company of a maximum of 650,000 shares of Class A Common Stock, subject to adjustments to reflect any future change in capitalization of the Company. As of May 31, 1997, there were options granted and outstanding under the Nonqualified Plan for 87,500 shares at an exercise price of $9.46 per share, 127,247 shares at an exercise price of $7.18 per share, 92,667 shares at an exercise price of $7.00 per share, and 24,000 shares at an exercise price of $10.00 per share.


         1995 Incentive Stock Option Plan

         The Haskel International, Inc. 1995 Incentive Stock Option Plan (the "1995 ISO Plan") permits certain employees of the Company and its subsidiaries who are responsible for the management, growth and protection of the business of the Company or its subsidiaries to be granted the right to purchase shares of Class A Common Stock at the fair market value per share at the date of grant. The 1995 ISO Plan is designed to assist the Company in securing and retaining employees of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company. The 1995 ISO Plan is administered by the Stock Option Committee of the Board of Directors, consisting of disinterested directors as that term is defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee selects employees who may purchase shares under the 1995 ISO Plan and establishes, subject to the terms of the 1995 ISO Plan, the terms and conditions applicable to such purchase. In order to purchase shares, an employee is required to enter into a purchase agreement with the Company. The 1995 ISO Plan has a term of ten years and provides for the grant of options to purchase an aggregate of 240,000 shares of Class A Common Stock, plus the number of shares available as a result of presently outstanding options which lapse because of nonexercise under the 1989 ISO Plan. That additional number of shares cannot be determined at this time, but cannot exceed the total number of 773,885 shares subject to options which are currently outstanding and unexercised. The number of shares is also subject to adjustments to reflect any future changes in the capitalization of the Company. As of May 31, 1997, there were options granted and outstanding for 100,000 shares at an exercise price of $5.375 per share, 43,000 shares at an exercise price of $6.50 per share, 5,000 shares at an exercise price of $7.25 per share, 81,000 shares at an exercise price of $7.50 per share, 55,000 shares at an exercise price of $7.625 per share, 5,000 shares at an exercise price of $9.00 per share, and 75,000 shares at an exercise price of $10.00 per share.


         1995 Formula Stock Option Plan

         The Haskel International, Inc. 1995 Formula Stock Option Plan (the "1995 Formula Plan") permits directors, who are not employees of the Company or its subsidiaries ("Outside Directors"), and who have been granted options under said Plan, the right to purchase shares of Class A Common Stock at the fair market value per share at the date of the grant. Because the 1995 Formula Plan operates by its own terms, and there are no discretionary decisions, there is no committee needed to administer the 1995 Formula Plan. The 1995 Formula Plan is designed to assist the Company in attracting and retaining high quality Outside Directors. Every new Outside Director, upon becoming a director of the Company, is granted an option to purchase 10,000 shares of Class A Common Stock. Such options vest in equal amounts over five years, with the first installment vesting on the first anniversary of the Outside Director's appointment as director. Additional options are granted to each Outside Director if the Company's performance exceeds certain benchmarks. All options granted under the 1995 Formula Plan become 100% vested in the event of a change in control of the Company. The 1995 Formula Plan provides for grants of options to purchase an aggregate of 40,000 shares of Class A Common Stock. The number of shares is also subject to adjustments to reflect any future changes in the capitalization of the Company. As of May 31, 1997, there were options granted and outstanding for 10,000 shares at an exercise price of $6.625 per share, 10,000 shares at an exercise price of $8.00, and 10,000 shares at an exercise price of $9.00.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during fiscal 1997:

                                          Option Grants in Last Fiscal Year
                                          ---------------------------------
                                                                                        Potential Realizable Value
                                                                                            At Assumed Annual
                                                                                           Rates of Stock Price
                                      Individual Grants                                Appreciation For Option Term
                                      -----------------                                ----------------------------

                             Number of    % of Total
                             Securities    Options
                             Underlying    Granted to    Exercise or
                              Options     Employees in   Base Price    Expiration
Name                        Granted (#)   Fiscal Year      ($/Sh)         Date         0%($)          5%($)        10%($)
----                        -----------   ------------   ------------  -----------     -----      -----------    ---------
Lonnie D. Schnell             15,000           6.1%      $  10.00         5/28/07        $0         $ 244,334    $ 389,061

Robert A. Smith               10,000           4.1%      $   7.50          8/2/06        $0         $ 122,167    $ 194,530

Henry Mason                   10,000           4.1%      $   7.625       12/19/06        $0         $ 124,203    $ 197,773



STOCK OPTION EXERCISES AND OPTIONS OUTSTANDING

         The following table provides certain information regarding outstanding options held by the Named Executive Officers at May 31, 1997:

                                    Aggregated Option Exercises in Last Fiscal Year
                                            and Fiscal Year End Option Values
                                    ------------------------------------------------
                        Shares                               Number of Securities            Value of Unexercised
                     Acquired on           Value            Underlying Unexercised                 In-the-Money
Name                 Exercise (#)      Realized ($)      Options at May 31, 1997 (#)      Options at May 31, 1997 ($)
----                --------------     -------------    ------------------------------  -----------------------------
                                                          Exercisable   Unexercisable    Exercisable   Unexercisable
                                                          -----------   -------------    -----------   -------------
R. Malcolm Greaves        0                 $ 0               123,200        25,800       $  296,880      $   93,525

Lonnie D. Schnell         0                 $ 0                12,000        33,000       $   57,000      $   87,375

Robert A. Smith           0                 $ 0                20,000        40,000       $   95,000      $  168,750

Henry Mason               0                 $ 0                11,270        16,000       $   13,215      $   37,570


RETIREMENT PLANS

         Haskel International, Inc. Profit Sharing Plan

         The Haskel International, Inc. Profit Sharing Plan, as amended (the "PSP"), covers all of Haskel International, Inc.'s employees and employees of its U.S. subsidiaries, but not employees of HESL or its subsidiaries. The purpose of the PSP is to enable participating employees of the Company to share in a portion of the profits and in the growth and prosperity of the Company and to provide them with the opportunity to accumulate capital for their future economic security. Employees are entitled to 100% of their account balances upon death or retirement. Generally, employees whose employment terminates for any reason other than death or retirement are vested after five years of service. The PSP is funded solely by the Company; individual contributions through payroll deduction or otherwise are not permitted. The Company contribution is determined annually by the Board of Directors of the Company. The PSP is administered by a four-member administrative committee of employees (the "Administrative Committee") appointed by the Board of Directors. The Board of Directors retains an independent corporate trustee who holds all funds in trust and votes the Company shares held by the PSP as directed by the Administrative Committee.

         Effective June 1, 1997, the Company amended the PSP to adopt the Haskel International, Inc. Retirement Savings Plan. The Company adopted the Plan to meet the requirements of a qualified retirement plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code.


         HESL Pension Plan

         All of HESL's employees who work at least 16 hours per week, who are at least 21 years of age, and have been with HESL for one year or more are covered by the Haskel Retirement Benefits Plan, a contributory pension plan (the "HESL Pension Plan"). Mr. Greaves and Mr. Mason are the only executive officers who are currently participating in the HESL Pension Plan. Currently, the pension costs are equivalent to 15% of the individual's pensionable salary (basic annual salary or wages at the HESL Pension Plan anniversary, which is June 1 of each year) and are borne 80% by HESL and 20% by the individual. The pension benefits payable are on a final salary basis, i.e. pension benefits accrue at the rate of 1/60th of final pensionable salary for each complete year of service with HESL less deductions to take into account the lower-level earnings and upper-level earnings limits originally set down in SERPS (State Earnings Related Pension Scheme). Pension benefits are subject to an annual cost-of-living increase of not less than 3% nor more than 5%. Four directors of HESL have an enhancement to their pension plan (the "Haskel Discretionary Benefits Scheme"), whereby pension benefits accrue at the rate of 1/40th of pensionable salary but, again, subject to the deductions described in the preceding sentence. The normal retirement age for both men and women is 65 years. The HESL Pension Plan additionally provides for a death-in-service lump sum payment of twice salary (in the case of the four directors' pension enhancement scheme, four times salary) and a spouse's pension of two-thirds the prospective pension at date of death of the employee. The funds are held and invested by Norwich Union on behalf of the trustees of the HESL Pension Plan, and HESL is assisted in its management of the HESL Pension Plan by Sedgwick Noble Lowndes, who are pension advisers. The trustees responsible for the HESL Pension Plan are HESL's secretary, a retired director of HESL, an employee of HESL and a representative of HESL's legal counsel, Dickinson Dees.

         The following table sets forth annual pension benefits under the HESL Pension Plan on a straight-life annuity basis for representative years of service as defined in the HESL Pension Plan at an accrual rate of 1/60th of final pensionable salary. Amounts shown assume retirement at age 65 on January 1, 1997. Other than the adjustment described in footnote 2 below, such benefits are not subject to reduction for benefits and other offset amounts. As of May 31, 1997, Mr. Greaves and Mr. Mason had approximately 8 and 26 years of service, respectively, credited under the HESL Pension Plan.

                                                 HESL Pension Plan Table
                                                 -----------------------
                  Estimated Annual Retirement Benefit at Age 65 for Indicated Years of Credited Service(2)
                  ----------------------------------------------------------------------------------------

Final Pensionable Salary1      5               10             15             20             25              30              35
-------------------------     ---          ---------      ---------      ---------      ---------      ----------      ----------
$ 50,000                    $ 4,167          $ 8,333        $12,500        $16,667        $20,833        $ 25,000        $ 29,167
  75,000                      6,250           12,500         18,750         25,000         31,250          37,500          43,750
 100,000                      8,333           16,667         25,000         33,333         41,667          50,000          58,333
 125,000                     10,417           20,833         31,250         41,667         52,083          62,500          72,917
 150,000                     12,500           25,000         37,500         50,000         62,500          75,000          87,500
 200,000                     16,667           33,333         50,000         66,667         83,333         100,000         116,667


--------------------------

         1 Calculated based on highest average of three consecutive years' pensionable salaries at June 1 during the 13-year or shorter period prior to retirement.

         2 Benefits under the HESL Pension Plan are reduced in an amount of 1/100th of the employee's earnings in excess of a lower earnings limit (as of April 6, 1997, such limit was pound sterling3,224, subject to annual adjustment), not to exceed an upper earnings limit (as of April 6, 1997, such limit was pound sterling24,180, subject to annual increase) times the number of years in service after April 6, 1978.

REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, bonuses, benefits and other compensation for executive officers and key employees of the Company. This Compensation Committee report discusses the components of the Company's executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers.

         Compensation Philosophy. The compensation philosophy of the Company is to link directly executive compensation to individual and team contributions, continuous improvements in corporate performance and shareholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

                  - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

                  - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

                  - Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

                  - Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives.

                  - Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of shareholders.

         The Compensation Committee is aware of the $1,000,000 cap on deductions for compensation imposed by the Internal Revenue Code. While that cap does not have an impact on the Company at present, the Compensation Committee will take appropriate steps to make the Company's compensation policy comply should circumstances warrant in the future.

         Compensation Program Components. The Compensation Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

         Base Salary. The Company's base pay levels for executive officers are determined by the particular responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons.

         Chief Executive Officer's Compensation. The Chief Executive Officer ("CEO") of the Company heads a group of senior management officers who participate in a common set of compensation criteria linked to the performance of the Company. The compensation of the CEO is determined by the Compensation Committee and approved by the Board of Directors based upon its assessment of the Company's financial performance and non-financial performance measured against a background of factors which are critical to the success of the business. The Compensation Committee exercises its judgment in weighting the factors and evaluating performance. The CEO, who currently sits on the Compensation Committee, does not participate in deliberations regarding his own compensation.

         Annual Bonus. The executive bonus program provides for the granting of cash bonuses to the senior managers (including the Named Executive Officers) of the Company. The objective of the bonus is to enhance management's contribution to shareholder value by providing competitive levels of compensation for the attainment of financial objectives. In particular, the executive bonus program focuses corporate behavior on consistent and steady earnings growth by basing performance on a comparison of actual results to the Company's annual budget. Actual bonuses are subject to decrease or increase on the basis of the Company's performance and range up to 55% of base salary for attaining goals. Based on the Company's performance during fiscal year 1997, bonuses were paid to the Named Executive Officers and the majority of the senior management.

         Summary. After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Company is focused on increasing values for shareholders and enhancing corporate performance. The Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Compensation Committee.

                                COMPENSATION COMMITTEE

                                 Stanley T. Myers, Chairman
                                 R. Malcolm Greaves
                                 Dr. Marvin Goldberger
                                 Terrence A. Noonan


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During fiscal 1997, Stanley T. Myers, R. Malcolm Greaves, Dr. Marvin Goldberger and Terrence A. Noonan served as members of the Compensation Committee of the Board of Directors, which determines salaries of the Company's employees. Mr. Greaves, President and Chief Executive Officer of the Company, did not participate in deliberations regarding his own compensation.

PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total shareholders' return since the Class A Common Stock became publicly traded on November 1, 1994, with the Nasdaq Stock Market (National Market) Index, the Standard & Poor's 500 Index and with a peer group comprised of companies which manufacture high-pressure equipment and with which the Company generally competes. The peer group is comprised of the following companies: Flowserve Corp., Flow International Corp., IDEX Corp., Oilgear Co. and Watts Industries Inc. The graph and table assume that $100 was invested on November 1, 1994 in the Company's Class A Common Stock, at the initial public offering price of $10.00 per share, and in each of the indexes mentioned above, and that all dividends were reinvested.

                            TOTAL SHAREHOLDER RETURN

                                    [GRAPH]



                                               (IN DOLLARS)
                      11/1/94  Nov 94   Feb 95  May 95  Aug 95  Nov 95  Feb 96  May 96  Aug 96  Nov 96  Feb 97  May 97
                      -------  ------   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
HASKEL INTL INC-CLA     100    100.00    95.69   68.49   58.93   56.38   66.87   74.25   92.34   82.33   96.70  111.16

S&P 500 INDEX           100     96.86   104.78  115.48  122.39  132.68  141.13  148.32  145.31  169.64  178.06  191.95

NASDAQ COMPOSITE        100     96.68   102.65  111.84  132.41  137.84  143.02  162.54  149.31  168.79  170.64  183.15

PEER GROUP              100     89.86   101.45  107.13  128.38  122.98  113.61  117.02  114.54  122.26  122.09  134.99

                                 PROPOSAL NO. 2

                   MERGER OF 1995 INCENTIVE STOCK OPTION PLAN
                      AND 1989 INCENTIVE STOCK OPTION PLAN

        Acting upon the recommendation of the Compensation Committee, on August 25, 1997, the Company's Board of Directors unanimously approved a proposal to merge the Company's 1995 Incentive Stock Option Plan (the "1995 ISO Plan') and the 1989 Incentive Stock Option Plan (the "1989 ISO Plan") by amending and restating the 1995 ISO Plan and the 1989 ISO Plan into a single plan to be named the Combined Incentive Stock Option Plan (the "Combined Plan") and directed that the proposal be submitted for shareholder consideration and action at the annual meeting. The resolutions proposed to be adopted at the annual meeting are attached to this Proxy Statement as Appendix A. If approved by the Company's shareholders at the annual meeting, the Combined Plan will replace the 1995 ISO Plan and the 1989 ISO Plan, all future incentive stock option grants will be made under the Combined Plan, and all outstanding grants made under the 1995 ISO Plan and the 1989 ISO Plan will be governed by the Combined Plan. For a description of the 1995 ISO Plan and the 1989 ISO Plan, see "Executive Compensation - Stock Option Plans".

        The Board of Directors have determined that the Combined Plan is in the best interest of the Company and its shareholders. The Board of Directors believes that the grant of stock options is an effective method to attract and retain key employees and that the availability of shares for future grants under the Combined Plan is important to the Company's business prospects and operations. In the judgment of the Board of Directors, the merger of the 1995 ISO Plan and the 1989 ISO Plan will simplify the administration of the Company's stock option plans and facilitate communication to the shareholders of the Company's incentive stock option policies. In the 1997 fiscal year, the Company granted options under the 1995 ISO Plan for the purchase of 127,000 shares over the aggregate share limitations under the 1995 ISO Plan. Approval by the shareholders of the merger of the 1995 ISO Plan and the 1989 ISO Plan into the Combined Plan will consolidate the 690,000 shares of Class A Common Stock authorized for issuance, in the aggregate, under the 1995 ISO Plan and the 1989 ISO Plan, and ratify the grant of options made in the 1997 fiscal year over the limits permitted under the 1995 ISO Plan. The Combined Plan will also allow the Company to conform its incentive stock option plans to recent changes in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The following discussion summarizes the principal features of the Combined Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Combined Plan, a copy of which is attached to this Proxy Statement as Appendix B.

        The Combined Plan provides for the reservation of 690,000 shares of Class A Common Stock of the Company for issuance upon the grant of options, including shares of Class A Common Stock subject to outstanding grants made previously under the 1995 ISO Plan and the 1989 ISO Plan.

        The Combined Plan provides that an appropriate adjustment of shares available under the Combined Plan may be made in the event of any change in the number of outstanding shares of Common Stock of the Company resulting from reorganizations, recapitalization, reclassification, stock dividends, stock splits or other similar events. All employees (including employee-directors) of the Company and its subsidiaries are eligible to be granted options under the Combined Plan.

        The Combined Plan will be administered by a Stock Option Committee appointed by the Board of Directors. The Stock Option Committee has the authority to (i) construe and interpret the Combined Plan, (ii) define the terms used therein, (iii) prescribe, amend and rescind rules and regulations relating to the Combined Plan, (iv) determine the individuals to whom and the time or times at which options shall be granted, the number of shares to be subject to each option, the terms of vesting of each option, and the duration of each option, (v) amend the terms of any outstanding option, with the consent of the option holder, and (vi) make all other determinations necessary or advisable for the administration of the Combined Plan.

        The Combined Plan will become effective on October 17, 1997, the date of approval by the shareholders of the Company (the "Effective Date"). The Combined Plan will terminate on the tenth anniversary of the adoption of the 1989 ISO Plan.

        The exercise price of each option granted under the Combined Plan must be at least 100 percent of the fair market value per share of the Class A Common Stock on the date the option is granted, except that options granted to a shareholder who owns stock possessing more than 10 percent of the combined voting power of all classes of stock (a "Ten Percent Holder") shall be at an exercise price no less than 110 percent of fair market value an the date of grant. All options granted pursuant to the Combined Plan will expire no later than ten years from their grant date, provided that any option granted to a Ten Percent Holder shall be exercised within five years from the date of its grant

        The Combined Plan provides that an optionee whose employment relationship has terminated may exercise his or her outstanding options for a period of three months from the date of such termination, or within one year if permanently disabled. If an option holder dies, his or her personal representative may exercise such outstanding options within three months after the date of death unless the option by its terms expires sooner. No option is transferable by the optionee other than by will or the laws of descent and distribution.

        The consideration to be received by the Company upon exercise of options is to be paid (i) in cash, (ii) in the discretion of the Stock Option Committee, in previously owned shares of Class A Common Stock (which the optionee, if a director or executive officer, has held at least six months prior to delivery of such shares and for which the optionee has good title free and clear of all liens and encumbrances) having an equivalent fair market value determined as of the date of exercise or (iii) in the discretion of the Stock Option Committee, a combination of (i) and (ii), and by executing such documents as the Company may reasonably request. No shares of Class A Common Stock shall be delivered until the full purchase price therefor has been paid.

        The Stock Option Committee may at any time suspend or terminate the Combined Plan. The Stock Option Committee may also at any time amend or revise the Combined Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, including Section 422 of the Internal Revenue Code (the "Code"); provided, however, that no amendment shall be made without shareholder approval if such amendment would (i) increase the maximum number of shares of Class A Common Stock available under the Combined Plan, (ii) reduce the minimum purchase price per share of Class A Common Stock subject to an option, (iii) effect any change inconsistent with Section 422 of the Code or (iv) extend the term of the Combined Plan or the maximum period during which an option may be exercised; provided, further, that the Combined Plan shall not be amended in a manner which fails to comply with Rule 16b-3 under the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

        The federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with stock options which are not incentive stock options. Under current federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for the Company at the time of the grant. The exercise of an incentive stock option will not result in income for the optionee if the optionee (i) does not dispose of the shares within two years after the date of grant or within one year after exercise and (ii) is an employee of the Company or any of its subsidiaries from the date of grant until three months before the exercise date (one year if disabled). If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the optionee as long-term capital gain and the Company will not be entitled to a deduction. If the optionee disposes of the shares prior to the expiration of either of the holding periods described above, the optionee would have compensation taxable as ordinary income, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain depending on the optionee's holding period for the shares.

        Shareholders will be asked at the annual meeting to vote upon the proposal to merge the 1995 ISO Plan and the 1989 ISO Plan into the Combined Plan and to ratify the previous grant of options under the 1995 ISO Plan as though made under the Combined Plan as described above.

        Unless otherwise directed, the persons named in the enclosed Proxy intend to vote in favor of the merger of the 1995 ISO Plan and the 1989 ISO Plan into the Combined Plan and to ratify the grant of options heretofore.

         An affirmative vote by the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together, present in person or represented by proxy at the meeting is required for approval.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that shareholders vote to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1998 fiscal year. Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended May 31, 1997. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         An affirmative vote by the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together, present in person or represented by proxy at the meeting is required for approval.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

         The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         If a shareholder wishes to present a proposal at the next Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to May 31, 1998.

                       AVAILABILITY OF REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for fiscal year 1997 as filed with the Securities and Exchange Commission is available upon written request and without charge to any shareholder by writing to: Haskel International, Inc., 100 East Graham Place, Burbank, CA 91502, Attn: Lonnie D. Schnell, Secretary.


                                            By Order of the Board of Directors,



                                            Lonnie D. Schnell
                                            Secretary


Burbank, California
September 12, 1997


         PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

                                   APPENDIX A

               RESOLUTION REGARDING THE ADOPTION OF THE MERGER OF
      1995 INCENTIVE STOCK OPTION PLAN AND 1989 INCENTIVE STOCK OPTION PLAN


RESOLVED that the 1995 Incentive Stock Option Plan of the Company and the 1989 Incentive Stock Option Plan of the Company are hereby amended and restated so as to be merged into one plan, to be named the Combined Incentive Stock Option Plan, with the terms and conditions as set forth in Appendix B to the Proxy Statement delivered to the shareholders of the Company in connection with this meeting.

RESOLVED that the granting heretofore during the fiscal year of the Company ended May 31, 1997, of options for the purchase of 127,000 shares of the Class A Common Stock of the Company pursuant to the 1995 Incentive Stock Option Plan of the Company is hereby ratified, approved and confirmed.

                                   APPENDIX B

                           HASKEL INTERNATIONAL, INC.
                      COMBINED INCENTIVE STOCK OPTION PLAN

         1. Purpose. This Combined Incentive Stock Option Plan is an amendment to and a complete restatement of the 1989 Incentive Stock Option Plan ("1989 ISO Plan") and the 1995 Incentive Stock Option Plan ("1995 ISO Plan"), both of which were previously adopted by Haskel International, Inc. (the "Company"), were approved by its shareholders and are now in place as a means by which to provide selected employees of the Company and its subsidiaries with the opportunity to purchase shares of the Class A Common Stock of the Company. As used herein, the term "subsidiary" shall include all present and future subsidiaries of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time-to-time (the "Code"). As amended and restated as provided herein, both the 1989 ISO Plan and the 1995 ISO Plan shall hereinafter be governed by this instrument and shall, except as otherwise provided herein, be referred to as the Combined Incentive Stock Option Plan ("the Plan").

         2. Types of Options. Options granted pursuant to this Plan ("Options") shall be incentive stock options which meet the requirements of Section 422 of the Code ("Incentive Stock Options").

         3. Administration of the Plan. The Plan shall be administered by the Stock Option Committee (the "Committee"), consisting of not less than two members of the Board of Directors of the Company (the "Board"). Subject to the terms of the Plan, the Committee shall have authority, in its sole discretion, to determine all matters relating to the Options to be granted under this Plan, including, but not limited to, the selection of the persons to whom Options shall be granted, the number of shares covered by each Option, times at which Options shall be granted, and the terms and provisions of the instruments by which Options shall be evidenced and shall, in its sole discretion, have the additional authority to modify outstanding Options by issuing new Options to replace all or some of the existing Options, subject to new and different terms. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final. The Committee may from time-to-time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         The Committee may select one of its members as its Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee without a meeting, shall be the valid acts of the Committee.

         4. Eligible Employees. Options may be granted to any employee of the Company or any subsidiary, as determined by the Committee in its sole discretion. The grant of any Option to any person shall neither entitle such person to, nor disqualify such person from, participation in any other grant of options.

         5. Stock. The stock subject to the Options shall be authorized but unissued shares of Class A Common Stock of the Company (the "Class A Stock"), or shares of Class A Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Class A Stock which may be issued pursuant to the Plan, which for purposes of this Section 5 shall include shares subject to previous grants under both the 1989 ISO Plan and the 1995 ISO Plan, shall be six hundred ninety thousand (690,000), subject to adjustment as provided in Section 13 herein. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for grants of Options under the Plan.

         6. Granting of Options. Options may be granted under the Plan at any time within ten years from the date the 1989 ISO Plan was originally adopted, which date was July 28, 1989. The date of grant of an Option under the Plan shall be the date specified by the Committee.

         7. Forms of Option Agreements. Options granted under this Plan shall be evidenced by written option agreements in such form not inconsistent with this Plan as may be approved by the Committee from time-to-time, which agreement shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and which are not inconsistent with this Plan. Such option agreements may differ among recipients even when made simultaneously. The grant of an option pursuant to this Plan shall be conditional on the execution of the applicable stock option agreement by the recipient of such grant.

         8. Purchase Price.

            (a) General. The purchase price per share of Class A Stock deliverable upon the exercise of an option shall be determined by the Committee and set forth in the applicable option agreement, provided, however, that the purchase price per share of Class A Stock shall be not less than 100% of the fair market value of a share of Class A Stock, as determined by the Committee, at the time of grant of such option (without regard to any restriction other than a restriction which, by its terms, will never lapse), provided, however, that in the case of options described in Section 12(b) herein, the purchase price per share shall not be less than 110% of such fair market value, as so determined.

            (b) Payment of Purchase Price. Options granted under this Plan may provide for the payment of the exercise price by delivery of cash or a certified check to the order of the Company in an amount equal to the aggregate exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Class A Stock already owned by the optionee having a fair market value equal in amount to the aggregate exercise price of the options being exercised, (ii) by any other means (including, but not limited to, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of this Plan and with applicable laws and regulations (including, but not limited to, the provisions of Rule 16b-3), or (iii) by any combination of such methods of payment, provided, however, that all shares issued upon any such exercise must constitute fully paid and nonassessable shares under the General Corporation Law of the State of California immediately upon issuance in exchange for such exercise price. The fair market value of any shares of Class A Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Committee.

         9. Option Period. Each Option and all rights with respect thereto shall expire on such date as shall be set forth in the applicable option agreement, except that (a) such date shall not be later than ten years after the date on which such Option is granted, (b) in the case of an Option described in Section 12(b) herein, such date shall not be later than five years after the date on which such Option is granted, and (c) in all cases, Options shall be subject to earlier termination as provided in this Plan or in the applicable option agreement.

         10. Exercise of Options. Each Option granted under this Plan shall become exercisable either in full or in installments at such time or times and during such period as shall be set forth in the optionee's applicable option agreement, subject to the provisions of this Plan. The Committee shall have the right, in its sole discretion, to accelerate the date or dates on which any installment may be exercised. Anything in this Section 10 to the contrary notwithstanding, no Option shall be exercisable by any optionee who is then subject to Section 16 of the Exchange Act within the period ending six months after the date the Option is granted; provided this six-month waiting period shall not apply to the exercise of any Option by an optionee if the grant of such Option to the optionee was approved in advance by the Board or, if the Committee is then composed solely of two or more non-employee directors as that term is defined by Rule 16b-3 under the Securities Exchange Act, as amended, by the Committee, or was approved in advance or subsequently ratified not later than the date of the next annual meeting of the Company's shareholders, by the shareholders.

         11. Nontransferability of Options. Options granted under this Plan, and the rights and privileges conferred thereby, may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (a) by will, or (b) by the applicable laws of descent and distribution, and shall not be subject to execution, attachment, or similar process. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any such Option or of any right or privilege conferred thereby, contrary to this Plan, or the sale or levy or similar process upon the rights and privileges conferred thereby, shall be null and void.

         12. Incentive Stock Option Terms. Options granted under this Plan shall be subject to the following terms and conditions:

            (a) Express Designation. All Options granted under this Plan shall be designated as Incentive Stock Options in the option agreement covering such options.

            (b) 10% Shareholder. If any employee to whom an Option is to be granted under this Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the purchase price per share of the Class A Stock subject to such Option shall not be less than 110% of the fair market value of a share of Class A Stock at the time of grant.

            (c) Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under this Plan (and any other incentive stock option plans of the Company) which are otherwise designated as Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any calendar year for shares of Class A Stock with an aggregate fair market value (determined as of the respective date or dates of grant) in excess of $100,000.00.

            (d) Termination of Employment, Death or Disability. No Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of his or her Option, in the employment of the Company, except that:

                  (1) Any Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, however, that the agreement with respect to such Option may designate a longer exercise period and if such Option is exercised after such three-month period the exercise of such Option shall be treated as the exercise of a non-statutory option under this Plan;

                  (2) If the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code, or any successor provision thereto) while in the employ of the Company, the Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For purposes of this Plan, and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

         13. Additional Option Provisions. The Committee may, in its sole discretion, include additional provisions in option agreements covering Options granted under this Plan, provided, however, that such additional provisions shall not be inconsistent with any other term or condition of this Plan and such additional provisions shall not cause any Option granted under this Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         14. General Restrictions.

            (a) Investment Representations. The Committee may, in its sole discretion, require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances, in substance and form satisfactory to the Committee, to the effect that such person is acquiring the Class A Stock subject to the Option for his or her own account for investment, and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Committee deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Class A Stock.

            (b) Compliance with Securities Laws. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that (i) the listing, registration or qualification of the Option and shares subject to such Option upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental or regulatory body, or (iii) the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition, shall have been effected or obtained on conditions acceptable to the Committee. Nothing contained herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

         15. Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, but not limited to, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         16. Adjustment Provisions for Recapitalizations and Related
Transactions.

            (a) General. If, as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Class A Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Class A Stock or other securities, an appropriate and proportionate adjustment may be made in (A) the maximum number and kind of shares reserved for issuance under this Plan, (B) the number and kind of shares or other securities subject to any then outstanding Options under this Plan, and (C) the price for each share subject to any then outstanding Options under this Plan, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 16 if such adjustment would cause this Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

            (b) Board Authority to Make Adjustments. Any adjustments under this
Section 16 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under this Plan on account of any such adjustments.

         17. Merger, Consolidation, Asset Sale, Liquidation, Etc.

            (a) General. In the event of a consolidation, merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Class A Stock are exchanged for securities, cash, or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Committee, or the Board of Directors of any corporation assuming the obligations of the Company, may, in its sole discretion, take any one or more of the following actions, as to outstanding
Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided, that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger or consolidation under the terms of which holders of the Class A Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger or consolidation (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Class A Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price), and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, or (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

            (b) Substitute Options. The Company may grant Options under this Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances consistent with the provisions of this Plan.

         18. No Special Employment Rights. Nothing contained in this Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the right of the Company at any time to terminate such employment or relationship, or to increase or decrease the compensation of the optionee.

         19. Other Employee Benefits. Except as to plans which by their express terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, but not limited to, benefits under any bonus, pension, profit-sharing, life insurance, or salary continuation plan, except as otherwise specifically determined by the Committee.

         20. Amendment of this Plan.

            (a) The Committee may at any time, and from time-to-time, modify or amend this Plan in any respect, except that, if at any time the approval of the shareholders of the Company is required under Section 422 of the Code, or any successor provision, such modification or amendment shall not become effective until such approval is obtained.

            (b) The termination or any modification or amendment of this Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the optionee, however, the Committee may amend outstanding option agreements between the Company and such optionee in a manner not inconsistent with this Plan. In addition, the Committee shall in any event have the right to amend or modify (i) the terms and provisions of this Plan and of any outstanding options granted under this Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code, and (ii) the terms and provisions of this Plan and of any outstanding option to the extent necessary to ensure the qualification of this Plan under Rule 16b-3.

         21. Withholding.

            (a) The Company shall have the right, in its discretion, to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under this Plan. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Class A Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Class A Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election described above under his or her option agreement with the Company, consistent with the terms of this
Section 21(a), may only satisfy his or her withholding obligation with shares of Class A Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

            (b) Notwithstanding the foregoing, in the case of a Director or officer of the Company, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements for the exemption of a discretionary transaction as defined in and pursuant to Rule 16b-3.

         22. Effective Date. This Plan, constituting an amendment and restatement of the 1989 ISO Plan and the 1995 ISO Plan, shall become effective upon adoption by the Company's Board of Directors and approval by the shareholders of the Company.

                                        PROXY
                                CLASS A COMMON STOCK

                             HASKEL INTERNATIONAL, INC.

                                100 EAST GRAHAM PLACE
                              BURBANK, CALIFORNIA 91502
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Edward Malkowicz, H. Malcolm Greaves and Stanley T. Myers, or any of them, with full power of substitution, as proxies, to appear and vote, as designated on the reverse side of this proxy card, all shares of Class A Common Stock of Haskel International, Inc. which the undersigned would be entitled to vote if then personally present, at the 1997 Annual Meeting of Shareholders to be held on Monday, October 17, 1997, at 10:30 a.m. (local time), upon such business as may properly come before the meeting and any adjournments thereof.

        This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

                             (CONTINUED ON REVERSE SIDE)


                                                                     SEE REVERSE
                                                                         SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE CLASS NOMINEES NAMED BELOW AND FOR PROPOSALS 2 AND 3.



                         WITHHOLD AUTHORITY
                FOR   TO VOTE FOR ALL NOMINEES                                                                 FOR  AGAINST  ABSTAIN
1. ELECTION OF  / /           / /               NOMINEES: R. Malcolm Greaves  2. Merger of the Company's 1995  / /    / /        / /
   DIRECTORS                                              Edward Malkowicz       Incentive Stock Option Plan
                                                          Stanley T. Myers       and 1989 Incentive Stock
                                                                                 Option Plan.

   (INSTRUCTIONS: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above)
                                                                              3. Ratification of Appointment   / /   / /        / /
                                                                                 of Deloitte & Touche LLP as
                                                                                 Independent Auditors.

                                                                              This proxy, when properly executed, will be voted in
                                                                              the manner specified by the undersigned. Except as
                                                                              otherwise specified, this proxy will be voted FOR
                                                                              the election as directors of all Class A nominees
                                                                              named above, FOR the merger of the Company's 1995
                                                                              Incentive Stock Option Plan and the 1989 Incentive
                                                                              Stock Option Plan and FOR the ratification of the
                                                                              appointment of Deloitte & Touche LLP as the Company's
                                                                              independent auditors.

                                                                             PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT
                                                                              PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature(s)                                    Dated:              1997
             --------------------------------         -------------

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.